UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held in Calgary, Alberta on May 21, 2013, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	94,400,468
	AGAINST:	1,784,829
	WITHHELD:	1,114,964
	INVALID:	0
	NONVOTES:	13,543,318

W. CHARLES HELTON	FOR:	94,767,384
	AGAINST:	1,083,619
	WITHHELD:	1,449,259
	INVALID:	0
	NONVOTES:	13,543,317

STEPHEN J. MCDANIEL	FOR:	95,146,649
	AGAINST:	1,059,828
	WITHHELD:	1,093,783
	INVALID:	0
	NONVOTES:	13,543,319

ROGER A. BROWN	FOR:	95,096,713
	AGAINST:	1,319,548
	WITHHELD:	883,999
	INVALID:	0
	NONVOTES:	13,543,319

MICHAEL J. KEEFFE	FOR:	95,982,691
	AGAINST:	910,473
	WITHHELD:	407,095
	INVALID:	0
	NONVOTES:	13,543,320

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2013 was approved:

APPOINTMENT OF AUDITOR	FOR:	110,344,058
	WITHHELD:	499,521
	INVALID:	0
	NONVOTES:	0

1

The non-binding advisory vote regarding the Company’s executive compensation was approved:

EXECUTIVE COMPENSATION	FOR:	85,364,943
	AGAINST:	10,324,710
	WITHHELD:	1,611,008
	INVALID:	0
	NONVOTES:	13,542,918

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 23, 2013	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Corporate Secretary

3